UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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STRATTEC SECURITY CORPORATION
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STRATTEC SECURITY CORPORATION
3333 WEST GOOD HOPE ROAD
MILWAUKEE, WISCONSIN 53209

Amendment No. 1 to Proxy Statement for the 2021 Annual Meeting of Shareholders
to be Held on October 5, 2021

EXPLANATORY NOTE

This Amendment No. 1 (the "Amendment") to the Schedule 14A is being filed to amend the Definitive Proxy Statement of STRATTEC SECURITY CORPORATION (the "Corporation") for its 2021 Annual Meeting of Shareholders to be held at the Holiday Inn Milwaukee Riverfront Hotel, 4700 North Port Washington Road, Milwaukee, Wisconsin 53212, on Tuesday, October 5, 2021, at 8:00 a.m., local time, and any adjournments thereof (the "Annual Meeting"), which original Definitive Proxy Statement was filed with the Securities and Exchange Commission (the "SEC") on September 2, 2021 (the "Proxy Statement").  This Amendment is being filed with the SEC to supplement certain disclosures in the original Proxy Statement regarding the reasoning behind the Corporation's proposal to amend the STRATTEC Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock, $0.01 par value per share, from 12,000,000 shares to 18,000,000 ("Proposal No. 2") and is being filed with the SEC and made available to the Corporation's shareholders on or about October 1, 2021.

AMENDMENT TO PROXY STATEMENT

Subsequent to the filing of the Proxy Statement with the SEC, the STRATTEC Board has held further ongoing discussions related to Proposal No. 2, and the increasing market coverage and investor interest in Proposal No. 2.

During STRATTEC Board discussions occurring during fiscal 2021, it was noted that a significant portion of the Corporation's public float (i.e., the number of issued and outstanding shares of STRATTEC common stock) is owned by a small number of institutional shareholders and by the Corporation's officers and directors.  The Board further considered and evaluated that ownership concentration in light of STRATTEC's ongoing listing requirements under the rules of The NASDAQ Stock Market in connection with maintaining a minimum level of public float.  Accordingly, given the high concentration of ownership and The NASDAQ Stock Market's method for determining the public float, the Board thought it was prudent to make sure that STRATTEC's Articles of Incorporation provided for enough available authorized but unissued shares in the event a stock split or a "stock dividend" were needed to address compliance with NASDAQ's public float requirements.  Accordingly, the STRATTEC Board believed that it was in the best interest of the shareholders to include Proposal No. 2 to allow for the possibility of such a stock split or stock dividend at some point in the future, especially if the large institutional shareholders holding STRATTEC common stock were to further expand their investment positions and further diminish STRATTEC's public float.

In light of the above reasoning, STRATTEC is filing this amendment to confirm that its Board has no immediate use for the increase in the number of authorized shares and there are no current plans to split the Corporation's common stock or to use any available shares for future acquisitions or similar corporate transactions. The increase in authorized shares was proposed to provide flexibility to respond to potential future listing requirements of The NASDAQ Stock Market.

The STRATTEC Board adopted the most conservative description of this matter in its description of Proposal No. 2 in the Proxy Statement in order to minimize any speculation relating to a possible stock split, or stock dividend.  This conservative approach to our disclosure may have been interpreted as too general in nature. We believe that this additional disclosure will help clarify the fact that the Corporation has proposed the increase in authorized shares in order to prepare for any future compliance concerns relating to the public float requirements of The NASDAQ Stock Market.

This is the only amendment or supplement to the Proxy Statement.  All other items of the Proxy Statement are unchanged.  Except as described in this Amendment No. 1, none of the items or information presented in the Proxy Statement is affected by this Amendment. This Amendment No. 1 does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains important additional information. We encourage you to carefully read this Amendment No. 1 together with the Proxy Statement.

Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the proxy card or voting instruction card previously mailed to you. If you have already returned your proxy or voting instruction card or voted by telephone or via Internet and you would like to change your vote, you may do so by giving us written notice or by delivering a later executed proxy.  Attendance at the Annual Meeting will not automatically revoke a proxy, but a record shareholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy.